Exhibit 99.1

                    Equity Residential Reports 2006 Results

               Year over Year Same-Store NOI Increases 7.0 Percent

    CHICAGO--(BUSINESS WIRE)--Feb. 6, 2007--Equity Residential
(NYSE:EQR) today reported results for the quarter and year ended
December 31, 2006. All per share results are reported on a fully diluted basis.

    "2006 was a terrific year for Equity Residential, having produced some of the best same-store results in our history. In addition, we successfully continued the transformation of our portfolio with the sale of our Lexford portfolio and the addition of numerous high-quality assets across our core markets," said David J. Neithercut, Equity Residential's President and CEO. "2007 should be another very good year as favorable apartment fundamentals continue to drive strong same-store results. Our 2007 FFO guidance range of $2.25 to $2.35 per share reflects our expectations for solid core growth offset by dilution from the Lexford sale and lower profits from condominium sales. Despite this short-term dilution, Equity Residential is positioned for greater long term growth and capital appreciation."

    Fourth Quarter 2006

    For the quarter ended December 31, 2006, the company reported earnings of $1.54 per share compared to $0.74 per share in the fourth quarter of 2005. The quarterly increase is primarily attributable to $0.94 per share in higher gains on sales of properties in the fourth quarter of 2006, which includes the sale of the company's Lexford Housing Division, net of the goodwill impairment charge discussed below.

    The company's fourth quarter and full year results reflect the previously announced goodwill impairment charge of $0.09 per share taken by the company in relation to its corporate housing business.

    Funds from Operations (FFO) for the quarter ended December 31, 2006 were $0.49 per share compared to $0.66 per share in the same period of 2005. This decrease is primarily attributable to the above referenced goodwill impairment charge as well as a gain of $0.06 per share from the sale of a land parcel in the fourth quarter of 2005.

    Total revenues from continuing operations for the quarter were $517.9 million compared to $449.5 million in the fourth quarter of 2005. The primary components of this $68.4 million increase are the properties acquired in 2005 and 2006.

    Year Ended December 31, 2006

    For the year ended December 31, 2006, the company reported earnings of $3.50 per share compared to $2.79 per share in the same period of 2005. FFO for the year ended December 31, 2006 were $2.27 per share compared to $2.52 per share in the same period of 2005.

    Total revenues from continuing operations for the year ended
December 31, 2006 were $2.0 billion compared to $1.7 billion in the same period of 2005.

    Same-Store Results

    On a same-store fourth quarter to fourth quarter comparison, which includes 133,988 units, revenues increased 5.3 percent, expenses increased 5.2 percent and NOI increased 5.4 percent. The increase in same-store revenues was driven primarily by continued increases in rental rate.

    On a same-store year to year comparison, which includes 128,133 units, revenues increased 5.8 percent, expenses increased 4.0 percent and NOI increased 7.0 percent.

    Portfolio Activity

    During the fourth quarter of 2006, the company acquired seven properties, consisting of 1,288 units, for an aggregate purchase price of $311.1 million at an average capitalization (cap) rate of 4.4 percent, and three land parcels for $40.9 million.

    Also during the quarter, the company sold, including its Lexford Housing Division, 295 properties, consisting of 28,947 units, for an aggregate sale price of $1.2 billion at an average cap rate of 7.3 percent generating an unlevered internal rate of return (IRR) of 14.1 percent. The average cap rate and IRR for the non-Lexford property sales were 6.1 percent and 10.1 percent, respectively. In addition, the company sold 240 condominium units for $45.3 million.

    During 2006, the company acquired 35 properties, consisting of 8,768 units, for an aggregate purchase price of $1.75 billion at an average cap rate of 4.9 percent, and nine land parcels for $134.4 million.

    During 2006, the company sold 335 properties, consisting of 39,608 units, for an aggregate sale price of $2.26 billion at an average cap rate of 6.4 percent generating an unlevered IRR of 13.1 percent. The average cap rate and IRR for the non-Lexford property sales were 5.5 percent and 11.9 percent, respectively. In addition, the company sold 1,069 condominium units for $216.0 million and two land parcels for $1.6 million.

    Lexford Housing Division Sale

    On October 5, 2006, Equity Residential completed the sale of its Lexford Housing Division, comprised of 289 properties consisting of 27,115 apartment units, for a cash purchase price of $1.086 billion.

    First Quarter Results

    Equity Residential expects to announce results for the first quarter of 2007 on Tuesday, May 1, 2007 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, May 2, 2007.

    Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 617 properties totaling 165,716 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results will take place tomorrow, Wednesday, February 7, at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)


                             Year Ended             Quarter Ended
                            December 31,             December 31,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
REVENUES
    Rental income      $1,981,335  $1,672,418    $515,657    $447,064
    Fee and asset
     management             9,101      10,240       2,223       2,477
                       ----------- ----------- ----------- -----------

        Total revenues  1,990,436   1,682,658     517,880     449,541
                       ----------- ----------- ----------- -----------

EXPENSES
    Property and
     maintenance          527,154     451,245     136,840     116,226
    Real estate taxes
     and insurance        199,582     191,679      51,867      56,557
    Property management    96,417      87,103      26,160      23,752
    Fee and asset
     management             8,934       8,555       2,457       2,197
    Depreciation          562,739     439,594     150,996     119,274
    General and
     administrative        48,465      70,405      12,545      24,980
    Impairment             34,002         613      32,284          94
                       ----------- ----------- ----------- -----------

        Total expenses  1,477,293   1,249,194     413,149     343,080
                       ----------- ----------- ----------- -----------

Operating income          513,143     433,464     104,731     106,461

    Interest and other
     income                31,131      68,399      19,461       3,575
    Interest:
         Expense
          incurred, net  (427,952)   (362,347)   (108,760)    (97,346)
         Amortization
          of deferred
          financing
          costs            (8,302)     (6,503)     (1,887)     (1,679)
                       ----------- ----------- ----------- -----------

Income before
 allocation to Minority
 Interests, (loss)
 income from
 investments in
 unconsolidated
 entities, net gain
 (loss) on sales of
 unconsolidated
 entities and land
 parcels and
 discontinued
 operations               108,020     133,013      13,545      11,011
Allocation to Minority
 Interests:
     Operating
      Partnership, net     (4,201)     (6,796)       (322)     (1,427)
     Preference
      Interests and
      Units                (2,002)     (7,606)       (223)     (1,164)
     Partially Owned
      Properties           (3,132)        801        (582)        129
     Premium on
      redemption of
      Preference
      Interests              (684)     (4,134)          -           -
(Loss) income from
 investments in
 unconsolidated
 entities                    (631)        470         (66)        920
Net gain on sales of
 unconsolidated
 entities                     370       1,330           -       1,206
Net gain (loss) on
 sales of land parcels      2,792      30,245        (391)     19,879
                       ----------- ----------- ----------- -----------
Income from continuing
 operations, net of
 minority interests       100,532     147,323      11,961      30,554
Discontinued
 operations, net of
 minority interests       972,312     714,470     453,100     195,332
                       ----------- ----------- ----------- -----------
Net income              1,072,844     861,793     465,061     225,886
Preferred distributions   (37,113)    (49,642)     (7,431)    (10,638)
Premium on redemption
 of Preferred Shares       (3,965)     (4,359)        (24)        (43)
                       ----------- ----------- ----------- -----------
Net income available to
 Common Shares         $1,031,766    $807,792    $457,606    $215,205
                       =========== =========== =========== ===========

Earnings per share -
 basic:
Income from continuing
 operations available
 to Common Shares           $0.21       $0.33       $0.02       $0.07
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $3.56       $2.83       $1.57       $0.75
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       290,019     285,760     291,669     287,033
                       =========== =========== =========== ===========

Earnings per share -
 diluted:
Income from continuing
 operations available
 to Common Shares           $0.20       $0.32       $0.02       $0.07
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $3.50       $2.79       $1.54       $0.74
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       315,579     310,785     317,076     312,408
                       =========== =========== =========== ===========

Distributions declared
 per Common Share
 outstanding                $1.79       $1.74     $0.4625     $0.4425
                       =========== =========== =========== ===========



                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)


                                Year Ended          Quarter Ended
                               December 31,          December 31,
                          ---------------------- ---------------------
                             2006        2005       2006       2005
                          ----------- ---------- ---------- ----------

 Net income               $1,072,844   $861,793   $465,061   $225,886
 Allocation to Minority
  Interests - Operating
  Partnership, net             4,201      6,796        322      1,427
 Adjustments:
     Depreciation            562,739    439,594    150,996    119,274
     Depreciation - Non-
      real estate
      additions               (7,840)    (5,541)    (2,225)    (1,772)
     Depreciation -
      Partially Owned and
      Unconsolidated
      Properties               4,338      2,487        865        351
     Net gain on sales of
      unconsolidated
      entities                  (370)    (1,330)         -     (1,206)
     Discontinued
      operations:
          Depreciation        29,779     89,153        914     18,481
          Gain on sales
           of
           discontinued
           operations,
           net of
           minority
           interests (3)    (955,863)  (650,563)  (467,950)  (181,564)
          Net incremental
           gain on sales
           of condominium
           units              45,800     91,611     14,369     34,944
          Minority
           Interests -
           Operating
           Partnership         1,593      4,626       (606)       989
                          ----------- ---------- ---------- ----------

 FFO (1)(2)                  757,221    838,626    161,746    216,810
 Preferred distributions     (37,113)   (49,642)    (7,431)   (10,638)
 Premium on redemption of
  Preferred Shares            (3,965)    (4,359)       (24)       (43)
                          ----------- ---------- ---------- ----------

 FFO available to Common
  Shares and OP Units -
  basic                     $716,143   $784,625   $154,291   $206,129
                          =========== ========== ========== ==========

 FFO available to Common
  Shares and OP Units -
  diluted                   $717,056   $785,818   $154,501   $206,387
                          =========== ========== ========== ==========

 FFO per share and OP
  Unit - basic                 $2.31      $2.56      $0.49      $0.67
                          =========== ========== ========== ==========

 FFO per share and OP
  Unit - diluted               $2.27      $2.52      $0.49      $0.66
                          =========== ========== ========== ==========

 Weighted average Common
  Shares and OP Units
  outstanding - basic        310,452    306,579    311,757    307,792
                          =========== ========== ========== ==========

 Weighted average Common
  Shares and OP Units
  outstanding - diluted      316,168    311,553    317,620    313,071
                          =========== ========== ========== ==========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3) Gain on sales of discontinued operations, net of minority interests, has been reduced by approximately $4.5 million in one-time accrued retention benefits for the year ended December 31, 2006, related to the previously announced October 5, 2006 closing of the Lexford Housing Division disposition.



                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)


                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------
ASSETS
Investment in real estate
  Land                                        $3,217,672   $2,848,601
  Depreciable property                        13,376,359   13,336,636
  Projects under development                     386,917      240,980
  Land held for development                      254,227      164,153
                                             ------------ ------------
Investment in real estate                     17,235,175   16,590,370
  Accumulated depreciation                    (3,022,480)  (2,888,140)
                                             ------------ ------------
Investment in real estate, net                14,212,695   13,702,230

Cash and cash equivalents                        260,277       88,828
Investments in unconsolidated entities             4,448        6,838
Rents receivable                                     390          789
Deposits - restricted                            391,825       77,093
Escrow deposits - mortgage                        25,528       35,225
Deferred financing costs, net                     43,384       40,636
Goodwill, net                                          -       30,000
Other assets                                     123,672      127,112
                                             ------------ ------------
       Total assets                          $15,062,219  $14,108,751
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                      $3,178,223   $3,379,289
  Notes, net                                   4,419,433    3,442,784
  Lines of credit                                460,000      769,000
  Accounts payable and accrued expenses          100,605      115,543
  Accrued interest payable                        91,172       78,441
  Rents received in advance and other
   liabilities                                   307,651      305,536
  Security deposits                               58,072       54,823
  Distributions payable                          151,382      145,812
                                             ------------ ------------
       Total liabilities                       8,766,538    8,291,228
                                             ------------ ------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                         372,961      345,034
   Preference Interests and Units                 11,684       60,184
   Partially Owned Properties                     26,814       16,965
                                             ------------ ------------
       Total Minority Interests                  411,459      422,183
                                             ------------ ------------

Shareholders' equity:
   Preferred Shares of beneficial interest,
    $0.01 par value; 100,000,000 shares
    authorized; 2,762,950 shares issued and
    outstanding as of December 31, 2006 and
    3,323,830 shares issued and outstanding
    as of December 31, 2005                      386,574      504,096
   Common Shares of beneficial interest,
    $0.01 par value; 1,000,000,000 shares
    authorized; 293,551,633 shares issued
    and outstanding as of December 31, 2006
    and 289,536,344 shares issued and
    outstanding as of December 31, 2005            2,936        2,895
   Paid in capital                             5,349,194    5,253,188
   Retained earnings (deficit)                   159,528     (350,367)
   Accumulated other comprehensive loss          (14,010)     (14,472)
                                             ------------ ------------
       Total shareholders' equity              5,884,222    5,395,340
                                             ------------ ------------
       Total liabilities and shareholders'
        equity                               $15,062,219  $14,108,751
                                             ============ ============



                          EQUITY RESIDENTIAL


                          Portfolio Summary
                       As of December 31, 2006

                                         % of    % of 2007   Average
                                         Total    Stabilized  Rental
       Markets     Properties   Units    Units       NOI      Rate (1)
    -------------- ---------- --------- -------- ----------- ---------

 1  New York Metro
     Area                 18     5,443      3.3%        8.6%   $2,415
 2  DC Northern
     Virginia             25     8,473      5.1%        7.4%    1,523
 3  Los Angeles           35     7,321      4.4%        7.1%    1,628
 4  South Florida         31     9,779      5.9%        7.0%    1,288
 5  Seattle/Tacoma        48    11,083      6.7%        6.8%    1,128
 6  Boston                37     6,889      4.2%        6.4%    1,504
 7  Phoenix               40    11,381      6.9%        5.6%      922
 8  San Francisco
     Bay Area             27     6,501      3.9%        5.0%    1,474
 9  Denver                29     9,547      5.8%        4.7%      864
10  Atlanta               34    10,537      6.4%        4.5%      877
11  Orlando               23     7,231      4.4%        4.4%    1,039
12  San Diego             12     3,822      2.3%        3.7%    1,558
13  Dallas/Ft
     Worth                33     9,671      5.8%        3.4%      802
14  Inland Empire
     CA                   14     4,355      2.6%        3.3%    1,319
15  New England
     (excl Boston)        41     5,823      3.5%        3.0%    1,068
16  Suburban
     Maryland             21     5,145      3.1%        2.9%    1,101
17  Orange County          8     3,013      1.8%        2.9%    1,517
18  Houston               16     4,806      2.9%        2.0%      864
19  Jacksonville          12     3,755      2.3%        1.7%      896
20  Portland OR           11     3,713      2.2%        1.6%      874
                   ---------- --------- -------- ----------- ---------

    Top 20 Total         515   138,288     83.5%       92.0%    1,194

21  Raleigh/Durham        17     4,392      2.7%        1.6%      729
22  Tampa/Ft Myers        10     3,141      1.9%        1.3%      930
23  Austin                12     3,671      2.2%        1.3%      791
24  Charlotte             11     3,391      2.0%        1.0%      640
25  Nashville              8     2,325      1.4%        0.9%      799
26  Central Valley
     CA                   10     1,595      1.0%        0.5%    1,022
27  Minneapolis/St
     Paul                  6       817      0.5%        0.4%    1,098
28  Other                 16     3,871      2.3%        1.1%      867
                   ---------- --------- -------- ----------- ---------

    Total                605   161,491     97.5%      100.0%    1,138

    Condominium
     Conversion           11       670      0.4%          -         -
    Military
     Housing               1     3,555      2.1%          -         -
                   ---------- --------- -------- ----------- ---------

    Grand Total          617   165,716    100.0%      100.0%   $1,138
                   ========== ========= ======== =========== =========

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of December 2006.



                  Portfolio as of December 31, 2006

                                       Properties   Units
                                       ---------- ----------

       Wholly Owned Properties               546    146,442
       Partially Owned Properties:
            Consolidated                      25      4,873
            Unconsolidated                    45     10,846
       Military Housing (Fee Managed)          1      3,555
                                       ---------- ----------
                                             617    165,716


                    Portfolio Rollforward Q4 2006

                            Properties   Units    $ Millions Cap Rate
                            ---------- ---------- ---------- ---------

                 9/30/2006        905    193,692

 Acquisitions:
      Rental Properties             7      1,288     $311.1       4.4%
      Land Parcels (three)          -          -      $40.9
 Dispositions:
      Rental Properties (1)      (295)   (28,947) $(1,223.0)      7.3%
      Condominium Units             -       (240)    $(45.3)
 Configuration Changes              -        (77)
                            ---------- ----------

                12/31/2006        617    165,716


                      Portfolio Rollforward 2006

                            Properties   Units    $ Millions Cap Rate
                            ---------- ---------- ---------- ---------

                12/31/2005        926    197,404
 Acquisitions:
      Rental Properties            35      8,768   $1,753.1       4.9%
      Land Parcels (nine)           -          -     $134.4
 Dispositions:
      Rental Properties (1)      (335)   (39,608) $(2,255.5)      6.4%
      Condominium Units            (5)    (1,069)   $(216.0)
      Land Parcels (two)            -          -      $(1.6)
 Completed Developments             1        359
 Configuration Changes             (5)      (138)
                            ---------- ----------

                12/31/2006        617    165,716


(1) Excluding the Lexford Housing Division, the cap rates were 6.1% and 5.5% for the quarter and year ended December 31, 2006, respectively.



             Fourth Quarter 2006 vs. Fourth Quarter 2005
          Quarter over Quarter Same-Store Results/Statistics

          $ in Thousands (except for Average Rental Rate) -
                       133,988 Same-Store Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
  Q4 2006     $431,841  $166,094  $265,747  $1,138      94.5%  (15.4%)
  Q4 2005     $410,108  $157,909  $252,199  $1,083      94.4%  (15.2%)
            ----------- --------- --------- ------- --------- --------
  Change       $21,733    $8,185   $13,548     $55       0.1%   (0.2%)
            =========== ========= ========= ======= ========= ========
  Change           5.3%      5.2%      5.4%    5.1%



              Fourth Quarter 2006 vs. Third Quarter 2006
    Sequential Quarter over Quarter Same-Store Results/Statistics

          $ in Thousands (except for Average Rental Rate) -
                       143,320 Same-Store Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
  Q4 2006     $474,358  $182,237  $292,121  $1,170      94.4%  (15.4%)
  Q3 2006     $471,891  $183,709  $288,182  $1,162      94.6%  (18.8%)
            ----------- --------- --------- ------- --------- --------
  Change        $2,467   $(1,472)   $3,939      $8     (0.2%)     3.4%
            =========== ========= ========= ======= ========= ========
  Change           0.5%    (0.8%)      1.4%    0.7%



                            2006 vs. 2005
             Year over Year Same-Store Results/Statistics

          $ in Thousands (except for Average Rental Rate) -
                       128,133 Same-Store Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
   2006     $1,612,529  $628,210  $984,319  $1,110      94.6%  (64.6%)
   2005     $1,523,858  $604,318  $919,540  $1,050      94.6%  (65.5%)
            ----------- --------- --------- ------- --------- --------
  Change       $88,671   $23,892   $64,779     $60       0.0%     0.9%
            =========== ========= ========= ======= ========= ========
  Change           5.8%      4.0%      7.0%    5.7%


(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.



                    Same-Store NOI Reconciliation
             Fourth Quarter 2006 vs. Fourth Quarter 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Fourth
 Quarter 2006 Same-Store Properties:

                                                    Quarter Ended
                                                     December 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------
                                                (Amounts in thousands)

Operating income                                 $104,731    $106,461
Adjustments:
     Non-same-store operating results             (35,043)      1,670
     Fee and asset management revenue              (2,223)     (2,477)
     Fee and asset management expense               2,457       2,197
     Depreciation                                 150,996     119,274
     General and administrative                    12,545      24,980
     Impairment                                    32,284          94
                                                ----------  ----------

Same-store NOI                                   $265,747    $252,199
                                                ==========  ==========



                    Same-Store NOI Reconciliation
                            2006 vs. 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the 2006 Same-Store Properties:

                                                      Year Ended
                                                     December 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------
                                                (Amounts in thousands)

Operating income                                 $513,143    $433,464
Adjustments:
     Non-same-store operating results            (173,863)    (22,851)
     Fee and asset management revenue              (9,101)    (10,240)
     Fee and asset management expense               8,934       8,555
     Depreciation                                 562,739     439,594
     General and administrative                    48,465      70,405
     Impairment                                    34,002         613
                                                ----------  ----------

Same-store NOI                                   $984,319    $919,540
                                                ==========  ==========



             Fourth Quarter 2006 vs. Fourth Quarter 2005
                     Same-Store Results by Market

   -------------------------------------------------------------------
                                        4Q 2006   4Q 2006    4Q 2006
                                         % of     Average   Weighted
                                        Actual    Rental     Average
   Markets                     Units      NOI    Rate (1)  Occupancy %
   ------------------------- --------- --------- --------- -----------
 1 Los Angeles                  6,221       7.5%   $1,657        95.1%
 2 Seattle/Tacoma               8,532       6.6%    1,189        93.4%
 3 Boston                       5,761       6.5%    1,715        94.3%
 4 South Florida                7,662       6.5%    1,319        94.0%
 5 San Francisco Bay Area       5,990       6.2%    1,479        95.1%
 6 New York Metro Area          3,828       5.8%    2,149        96.0%
 7 Phoenix                      9,247       5.8%      915        94.4%
 8 DC Northern Virginia         5,183       5.4%    1,456        94.2%
 9 Atlanta                      8,465       4.6%      872        95.3%
10 Denver                       7,775       4.4%      837        94.9%
11 Orlando                      5,801       4.0%    1,042        94.1%
12 San Diego                    3,486       3.9%    1,536        95.7%
13 Dallas/Ft Worth              8,091       3.7%      836        94.3%
14 New England (excl Boston)    5,823       3.6%    1,059        94.6%
15 Orange County                3,013       3.3%    1,515        95.9%
16 Inland Empire, CA            3,504       3.3%    1,305        95.0%
17 Suburban Maryland            4,629       3.0%    1,073        88.3%
18 Houston                      4,806       2.2%      868        94.3%
19 Jacksonville                 3,515       2.0%      902        94.2%
20 Portland                     3,409       1.9%      890        94.3%
                             --------- --------- --------- -----------
              Top 20 Markets  114,741      90.2%    1,188        94.3%

           All Other Markets   19,247       9.8%      843        95.4%
                             --------- --------- --------- -----------
                       Total  133,988     100.0%   $1,138        94.5%
                             ========= ========= ========= ===========


                          --------------------------------------------
                             Increase (Decrease) from Prior Quarter
                          --------------------------------------------

                                                    Average
                                                     Rental
   Markets                Revenues Expenses   NOI   Rate (1) Occupancy
   ---------------------- -------- -------- ------- -------- ---------
 1 Los Angeles                5.7%     3.2%    6.9%     5.6%      0.0%
 2 Seattle/Tacoma             6.3%     9.0%    4.7%     6.4%    (0.2%)
 3 Boston                     1.0%     1.1%    1.0%     1.6%    (0.5%)
 4 South Florida              6.1%    10.4%    3.5%     8.4%    (2.2%)
 5 San Francisco Bay Area     5.9%     1.7%    8.2%     5.7%      0.1%
 6 New York Metro Area        8.0%     3.7%   10.5%     7.1%      0.7%
 7 Phoenix                   10.2%     4.6%   13.7%    10.5%    (0.3%)
 8 DC Northern Virginia       5.4%    11.9%    2.5%     4.9%      0.4%
 9 Atlanta                    4.7%     4.6%    4.8%     4.3%      0.3%
10 Denver                     4.4%     4.6%    4.2%     2.9%      1.2%
11 Orlando                    6.3%    13.4%    2.4%     6.7%    (0.5%)
12 San Diego                  2.8%     0.8%    3.8%     3.5%    (0.6%)
13 Dallas/Ft Worth            3.4%   (2.1%)    9.1%     2.8%      0.4%
14 New England (excl
    Boston)                   6.3%     9.9%    3.4%     2.8%      3.1%
15 Orange County              5.4%     8.2%    4.1%     5.3%      0.1%
16 Inland Empire, CA          4.2%     4.8%    3.9%     2.0%      1.9%
17 Suburban Maryland          0.3%     5.0%  (2.4%)     3.9%    (3.2%)
18 Houston                    3.1%     3.8%    2.3%     4.5%    (1.5%)
19 Jacksonville               5.1%     6.9%    3.9%     4.2%      0.8%
20 Portland                   7.6%     0.3%   13.1%     7.0%      0.3%
                          -------- -------- ------- -------- ---------
           Top 20 Markets     5.2%     5.2%    5.2%     5.1%      0.0%

        All Other Markets     6.0%     5.3%    6.5%     5.0%      0.8%
                          -------- -------- ------- -------- ---------
                    Total     5.3%     5.2%    5.4%     5.1%      0.1%
                          ======== ======== ======= ======== =========


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.



              Fourth Quarter 2006 vs. Third Quarter 2006
               Sequential Same-Store Results by Market

   -------------------------------------------------------------------
                                       4Q 2006   4Q 2006    4Q 2006
                                         % of    Average    Weighted
                                        Actual    Rental    Average
   Markets                    Units       NOI    Rate (1)  Occupancy %
   ------------------------- --------- --------- --------- -----------
 1 New York Metro Area          5,288       8.6%   $2,510        96.6%
 2 Los Angeles                  6,754       7.2%    1,636        94.8%
 3 South Florida                9,347       7.0%    1,314        93.5%
 4 Boston                       6,109       6.4%    1,727        93.9%
 5 DC Northern Virginia         7,068       6.4%    1,445        93.2%
 6 Seattle/Tacoma               8,863       6.2%    1,192        93.5%
 7 San Francisco Bay Area       5,990       5.6%    1,479        95.1%
 8 Phoenix                      9,247       5.2%      915        94.4%
 9 Atlanta                      9,353       4.8%      900        95.0%
10 Denver                       8,111       4.2%      837        95.0%
11 Orlando                      6,473       4.1%    1,045        94.0%
12 San Diego                    3,822       3.9%    1,543        95.8%
13 Dallas/Ft Worth              8,241       3.4%      843        94.3%
14 New England (excl Boston)    5,823       3.2%    1,059        94.6%
15 Inland Empire, CA            3,712       3.2%    1,298        95.2%
16 Orange County                3,013       3.0%    1,515        95.9%
17 Suburban Maryland            4,837       2.8%    1,069        88.3%
18 Houston                      4,806       2.0%      868        94.3%
19 Jacksonville                 3,515       1.9%      902        94.2%
20 Raleigh/Durham               4,000       1.8%      748        95.9%
                             --------- --------- --------- -----------
              Top 20 Markets  124,372      90.9%    1,216        94.3%

           All Other Markets   18,948       9.1%      871        95.1%
                             --------- --------- --------- -----------
                       Total  143,320     100.0%   $1,170        94.4%
                             ========= ========= ========= ===========


                          --------------------------------------------
                             Increase (Decrease) from Prior Quarter
                          --------------------------------------------

                                                     Average
                                                      Rental
   Markets                Revenues Expenses   NOI   Rate (1) Occupancy
   ---------------------- -------- -------- ------- -------- ---------
 1 New York Metro Area        1.1%     4.2%  (0.5%)     1.4%    (0.3%)
 2 Los Angeles                0.1%   (1.1%)    0.7%     0.9%    (0.7%)
 3 South Florida              2.4%     0.8%    3.6%     0.3%      1.8%
 4 Boston                     1.4%   (1.8%)    3.4%     2.2%    (0.7%)
 5 DC Northern Virginia     (1.3%)     7.3%  (5.4%)     0.1%    (1.4%)
 6 Seattle/Tacoma             0.3%   (0.4%)    0.8%   (0.2%)      0.4%
 7 San Francisco Bay Area     0.0%   (0.6%)    0.3%     0.6%    (0.6%)
 8 Phoenix                    1.2%   (5.8%)    5.7%     1.4%    (0.2%)
 9 Atlanta                    0.9%   (0.3%)    1.8%     1.4%    (0.4%)
10 Denver                   (0.2%)   (1.2%)    0.5%   (0.3%)      0.1%
11 Orlando                  (0.6%)   (0.8%)  (0.4%)     0.3%    (0.8%)
12 San Diego                  0.1%   (5.7%)    3.4%   (0.3%)      0.4%
13 Dallas/Ft Worth          (0.5%)     0.8%  (1.6%)   (0.1%)    (0.3%)
14 New England (excl
    Boston)                   1.0%     4.0%  (1.4%)     1.0%    (0.1%)
15 Inland Empire, CA          1.6%  (12.6%)    9.8%     0.4%      1.1%
16 Orange County              0.7%   (2.9%)    2.6%     0.8%    (0.1%)
17 Suburban Maryland        (2.7%)   (1.4%)  (3.5%)     1.2%    (3.6%)
18 Houston                    0.2%     3.3%  (2.6%)   (0.2%)      0.4%
19 Jacksonville               1.3%   (0.1%)    2.3%     1.6%    (0.2%)
20 Raleigh/Durham             2.8%   (9.0%)   12.4%     1.9%      0.8%
                          -------- -------- ------- -------- ---------
           Top 20 Markets     0.5%   (0.5%)    1.1%     0.7%    (0.2%)

        All Other Markets     0.6%   (3.4%)    3.9%     0.6%      0.1%
                          -------- -------- ------- -------- ---------
                    Total     0.5%   (0.8%)    1.4%     0.7%    (0.2%)
                          ======== ======== ======= ======== =========


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.



                            2006 vs. 2005
                     Same-Store Results by Market

   -------------------------------------------------------------------
                                         2006      2006       2006
                                         % of     Average   Weighted
                                        Actual    Rental     Average
   Markets                     Units      NOI    Rate (1)  Occupancy %
   ------------------------- --------- --------- --------- -----------
 1 Los Angeles                  6,079       7.7%   $1,638        94.7%
 2 Boston                       5,761       6.8%    1,690        94.1%
 3 South Florida                7,398       6.7%    1,300        93.9%
 4 San Francisco Bay Area       5,990       6.5%    1,445        95.6%
 5 Phoenix                      9,247       5.9%      885        94.8%
 6 DC Northern Virginia         5,183       5.9%    1,424        95.1%
 7 New York Metro Area          3,406       5.7%    2,169        96.4%
 8 Seattle/Tacoma               7,153       5.0%    1,015        94.2%
 9 Atlanta                      8,263       4.7%      844        95.1%
10 Denver                       6,921       4.2%      816        94.9%
11 San Diego                    3,486       4.1%    1,528        94.8%
12 Dallas/Ft Worth              7,904       3.9%      825        94.5%
13 Orlando                      5,151       3.8%    1,009        94.7%
14 New England (excl Boston)    5,823       3.7%    1,040        93.6%
15 Orange County                3,013       3.5%    1,491        95.3%
16 Inland Empire, CA            3,504       3.4%    1,295        93.6%
17 Suburban Maryland            4,325       3.1%    1,056        92.1%
18 Houston                      4,806       2.4%      859        94.0%
19 Portland                     3,409       2.0%      865        95.1%
20 Tampa                        2,581       1.6%      927        94.4%
                             --------- --------- --------- -----------
              Top 20 Markets  109,403      90.6%    1,161        94.5%

           All Other Markets   18,730       9.4%      813        94.9%
                             --------- --------- --------- -----------
                       Total  128,133     100.0%   $1,110        94.6%
                             ========= ========= ========= ===========



                          --------------------------------------------
                              Increase (Decrease) from Prior Year
                          --------------------------------------------

                                                     Average
                                                      Rental
   Markets                Revenues Expenses   NOI   Rate (1) Occupancy
   ---------------------- -------- -------- ------- -------- ---------
 1 Los Angeles                6.5%     4.0%    7.8%     6.9%    (0.5%)
 2 Boston                     2.4%     4.7%    1.0%     2.5%    (0.1%)
 3 South Florida              8.9%     5.8%   11.0%    10.4%    (1.4%)
 4 San Francisco Bay Area     5.7%     2.7%    7.4%     5.5%      0.0%
 5 Phoenix                   11.2%     2.9%   16.7%    10.6%      0.4%
 6 DC Northern Virginia       6.1%     4.7%    6.8%     5.6%      0.3%
 7 New York Metro Area        8.1%     1.0%   12.3%     7.7%      0.3%
 8 Seattle/Tacoma             6.6%     5.7%    7.3%     7.4%    (0.8%)
 9 Atlanta                    3.8%     3.6%    4.0%     3.7%    (0.1%)
10 Denver                     3.8%     3.3%    4.1%     3.1%      0.4%
11 San Diego                  4.3%     5.7%    3.6%     5.1%    (0.7%)
12 Dallas/Ft Worth            4.1%   (1.8%)   10.2%     4.1%    (0.1%)
13 Orlando                    8.8%     6.9%   10.0%     9.4%    (0.7%)
14 New England (excl
    Boston)                   2.9%     7.7%  (1.0%)     2.3%      0.5%
15 Orange County              6.7%     7.0%    6.6%     6.7%      0.0%
16 Inland Empire, CA          4.4%     5.4%    3.9%     4.8%    (0.4%)
17 Suburban Maryland          2.4%     6.5%  (0.1%)     3.4%    (0.9%)
18 Houston                    5.7%     1.7%    9.9%     4.9%      0.5%
19 Portland                   5.4%     3.1%    7.1%     4.3%      0.8%
20 Tampa                      9.4%     7.9%   10.6%     9.1%    (0.1%)
                          -------- -------- ------- -------- ---------
           Top 20 Markets     5.9%     4.1%    7.0%     5.9%    (0.1%)

        All Other Markets     5.4%     2.8%    7.5%     4.6%      0.6%
                          -------- -------- ------- -------- ---------
                    Total     5.8%     4.0%    7.0%     5.7%      0.0%
                          ======== ======== ======= ======== =========


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.



                 Debt Summary as of December 31, 2006
                        (Amounts in thousands)

                                                             Weighted
                                                 Weighted    Average
                                                  Average   Maturities
                         Amounts (1) % of Total  Rates (1)   (years)
                         ----------- ---------- ----------- ----------

Secured                  $3,178,223       39.4%       5.82%       6.4
Unsecured                 4,879,433       60.6%       5.84%       6.6
                         ----------- ---------- ----------- ----------
   Total                 $8,057,656      100.0%       5.83%       6.5
                         =========== ========== =========== ==========

Fixed Rate Debt:
  Secured - Conventional $2,286,529       28.4%       6.30%       4.4
  Secured - Tax Exempt       18,260        0.2%       6.39%      18.3
  Unsecured -
   Public/Private         4,158,043       51.6%       5.90%       6.9
  Unsecured - Tax Exempt    111,390        1.4%       5.06%      22.3
                         ----------- ---------- ----------- ----------
     Fixed Rate Debt      6,574,222       81.6%       6.04%       6.3
                         ----------- ---------- ----------- ----------

Floating Rate Debt:
  Secured - Conventional    338,278        4.2%       6.31%       2.4
  Secured - Tax Exempt      535,156        6.6%       3.45%      17.4
  Unsecured - Public        150,000        1.9%       6.13%       2.4
  Unsecured - Revolving
   Credit Facilities        460,000        5.7%       5.40%       1.4
                         ----------- ---------- ----------- ----------
     Floating Rate Debt   1,483,434       18.4%       4.90%       7.5
                         ----------- ---------- ----------- ----------

  Total                  $8,057,656      100.0%       5.83%       6.5
                         =========== ========== =========== ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2006.



            Debt Maturity Schedule as of December 31, 2006
                        (Amounts in thousands)

                                                     Weighted Weighted
                                                     Average  Average
                                                       Rates    Rates
                      Floating                       on Fixed on Total
         Fixed Rate     Rate                  % of     Rate     Debt
Year         (1)         (1)        Total     Total  Debt (1)   (1)
------   ----------- ----------- ----------- ------- -------- --------

 2007      $360,411    $101,052    $461,463     5.7%    6.34%    6.51%
 2008 (2)   520,499     489,335   1,009,834    12.5%    6.71%    6.17%
 2009       452,953     382,564     835,517    10.4%    6.37%    5.36%
 2010       279,323           -     279,323     3.5%    7.05%    7.05%
 2011 (3) 1,448,445      24,150   1,472,595    18.3%    5.52%    5.50%
 2012       558,396           -     558,396     6.9%    6.48%    6.48%
 2013       567,355           -     567,355     7.1%    5.93%    5.93%
 2014       504,141      34,460     538,601     6.7%    5.27%    5.26%
 2015       316,459           -     316,459     3.9%    6.53%    6.53%
 2016     1,089,170           -   1,089,170    13.5%    5.32%    5.32%
2017+       477,070     451,873     928,943    11.5%    6.70%    5.88%
         ----------- ----------- ----------- ------- -------- --------
Total    $6,574,222  $1,483,434  $8,057,656   100.0%    5.98%    5.82%
         =========== =========== =========== ======= ======== ========

 (1) Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2006.

 (2) Includes $460.0 million outstanding on the Company's $1.0 billion unsecured revolving credit facility, which matures on May 29, 2008.

 (3) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.



            Unsecured Debt Summary as of December 31, 2006
                        (Amounts in thousands)

                                               Unamortized
            Coupon     Due            Face      Premium/       Net
             Rate      Date          Amount    (Discount)    Balance
           -----------------------------------------------------------

Fixed Rate
 Notes:
             7.625%  04/15/07         $50,000         $51     $50,051
             6.900%  08/01/07          50,000         (14)     49,986
             7.540%  09/01/07 (1)       4,286           -       4,286
             4.861%  11/30/07          50,000           -      50,000
             7.500%  08/15/08 (1)     130,000           -     130,000
             4.750%  06/15/09 (2)     300,000        (674)    299,326
             6.950%  03/02/11         300,000       3,632     303,632
             6.625%  03/15/12         400,000      (1,529)    398,471
             5.200%  04/01/13         400,000        (740)    399,260
             5.250%  09/15/14         500,000        (474)    499,526
             6.584%  04/13/15         300,000        (919)    299,081
             5.125%  03/15/16         500,000        (493)    499,507
             5.375%  08/01/16         400,000      (1,778)    398,222
             7.125%  10/15/17         150,000        (700)    149,300
             7.570%  08/15/26         140,000           -     140,000
             3.850%  08/15/26 (3)     650,000      (7,990)    642,010
Floating Rate
 Adjustments                  (2)    (150,000)          -    (150,000)
FAS 133 Adjustments
 - net                        (2)      (4,615)          -      (4,615)
                                   -----------------------------------
                                    4,169,671     (11,628)  4,158,043
                                   -----------------------------------

Fixed Rate Tax
 Exempt Notes:
             4.750%  12/15/28 (1)      35,600           -      35,600
             5.200%  06/15/29 (1)      75,790           -      75,790
                                   -----------------------------------
                                      111,390           -     111,390
                                   -----------------------------------

Floating Rate
 Notes:              06/15/09 (2)     150,000           -     150,000
                                   -----------------------------------

Revolving Credit
 Facilities:         05/29/08 (4)     460,000           -     460,000
                                   -----------------------------------

Total Unsecured
 Debt                              $4,891,061    $(11,628) $4,879,433
                                   ===================================

(1) Notes are private. All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Represents amount outstanding on the Company's $1.0 billion unsecured revolving credit facility.



               Selected Unsecured Public Debt Covenants

                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------

 Total Debt to Adjusted Total Assets (not to
  exceed 60%)                                       44.6%        44.9%


 Secured Debt to Adjusted Total Assets (not
  to exceed 40%)                                    17.6%        20.0%


 Consolidated Income Available for Debt
  Service to Maximum Annual Service Charges
     (must be at least 1.5 to 1)                    2.59         2.89


 Total Unsecured Assets to Unsecured Debt
      (must be at least 150%)                      250.6%       261.4%


These selected covenants relate to ERP Operating Limited Partnership's
 ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.



              Capital Structure as of December 31, 2006
    (Amounts in thousands except for share and per share amounts)

      Secured Debt                          $3,178,223    39.4%
      Unsecured Debt                         4,419,433    54.9%
      Lines of Credit                          460,000     5.7%
                                           ------------ -------
 Total Debt                                  8,057,656   100.0%  33.0%

      Common Shares    293,551,633   93.6%
      OP Units          19,914,583    6.4%
                       ------------ ------
 Total Shares and OP
  Units                313,466,216  100.0%
 Common Share
  Equivalents (see
  below)                   856,602
                       ------------
 Total outstanding at
  quarter-end          314,322,818
 Common Share Price at
  December 31, 2006         $50.75
                       ------------
                                            15,951,883    97.7%
 Perpetual Preferred
  Equity (see below)                           375,000     2.3%
                                           ------------ -------
 Total Equity                               16,326,883   100.0%  67.0%

 Total Market
  Capitalization                           $24,384,539          100.0%



         Convertible Preferred Equity as of December 31, 2006
    (Amounts in thousands except for share and per share amounts)

                                                             Annual
                                                            Dividend
                     Redemption  Outstanding  Liquidation     Per
       Series           Date     Shares/Units    Value     Share/Unit
-------------------- ----------- ------------ ----------- ------------

  Preferred Shares:
     7.00% Series E     11/1/98      434,816     $10,871        $1.75
     7.00% Series H     6/30/98       28,134         703         1.75
  Preference
   Interests:
     7.625% Series J   12/14/06      230,000      11,500       3.8125
  Junior Preference
   Units:
     8.00% Series B     7/29/09        7,367         184         2.00
                                 ------------ -----------
Total Convertible
 Preferred Equity                    700,317     $23,258



                            Annual   Weighted                Common
                           Dividend   Average  Conversion     Share
          Series            Amount     Rate      Ratio     Equivalents
-------------------------- --------- --------- ---------- ------------

  Preferred Shares:
     7.00% Series E            $761               1.1128      483,863
     7.00% Series H              49               1.4480       40,738
  Preference Interests:
     7.625% Series J            877               1.4108      324,484
  Junior Preference Units:
     8.00% Series B              15             1.020408        7,517
                           ---------                      ------------
Total Convertible
 Preferred Equity            $1,702      7.32%                856,602



          Perpetual Preferred Equity as of December 31, 2006
    (Amounts in thousands except for share and per share amounts)

                                                             Annual
                                                            Dividend
                     Redemption  Outstanding  Liquidation     Per
       Series           Date     Shares/Units    Value     Share/Unit
-------------------- ----------- ------------ ----------- ------------
   Preferred Shares:
     8.60% Series D     7/15/07      700,000    $175,000       $21.50
     8.29% Series K    12/10/26    1,000,000      50,000        4.145
     6.48% Series N     6/19/08      600,000     150,000        16.20
                                 ------------ -----------
Total Perpetual
 Preferred Equity                  2,300,000    $375,000



                                     Annual       Weighted
                                    Dividend      Average
             Series                  Amount         Rate
--------------------------------- ------------- ------------
    Preferred Shares:
      8.60% Series D                   $15,050
      8.29% Series K                     4,145
      6.48% Series N                     9,720
                                  -------------
Total Perpetual Preferred Equity       $28,915         7.71%



        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                      2006         2005          4Q06         4Q05
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts
 Outstanding for
 Net Income
 Purposes:
 Common Shares -
  basic            290,018,793  285,760,114  291,668,842  287,032,842
 Shares issuable
  from assumed
  conversion/
 vesting of:
  - OP Units        20,433,196   20,819,217   20,088,178   20,758,907
  - share options/
  restricted
   shares            5,127,102    4,205,901    5,318,852    4,616,552
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - diluted  315,579,091  310,785,232  317,075,872  312,408,301

Weighted Average
 Amounts
 Outstanding for
 FFO Purposes:
 Common Shares -
  basic            290,018,793  285,760,114  291,668,842  287,032,842
 OP Units - basic   20,433,196   20,819,217   20,088,178   20,758,907
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - basic    310,451,989  306,579,331  311,757,020  307,791,749
 Shares issuable
  from assumed
  conversion/
 vesting of:
  - convertible
   preferred
   shares/units        588,838      767,878      544,086      662,414
  - share options/
  restricted
   shares            5,127,102    4,205,901    5,318,852    4,616,552
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - diluted  316,167,929  311,553,110  317,619,958  313,070,715

Period Ending
 Amounts
 Outstanding:
 Common Shares     293,551,633
 OP Units           19,914,583
                   ------------
 Total Common
  Shares and OP
  Units            313,466,216



           Partially Owned Entities as of December 31, 2006
      (Amounts in thousands except for project and unit amounts)

                            Consolidated                Unconsolidated
             ------------------------------------------ --------------
              Development Projects
             ----------------------
                 Held
                  for     Completed
                and/or       and                        Institutional
                Under      Stabil-                          Joint
              Development   ized      Other     Total      Ventures
             ------------ --------- --------- --------- --------------

Total
 projects(1)           -         4        21        25             45
             ------------ --------- --------- --------- --------------

Total
 units(1)              -       977     3,896     4,873         10,846
             ------------ --------- --------- --------- --------------

Operating
 information
 for the year
 ended
 12/31/06 (at
 100%):
 Operating
  revenue            $11   $15,809   $53,632   $69,452       $100,123
 Operating
  expenses         1,818     5,968    18,653    26,439         45,072
             ------------ --------- --------- --------- --------------
 Net
  operating
  income
  (loss)          (1,807)    9,841    34,979    43,013         55,051
 Depreci-
 ation                 -     5,800    13,951    19,751         21,017
 Other               789         -      (734)       55            348
             ------------ --------- --------- --------- --------------
 Operating
  income
  (loss)          (2,596)    4,041    21,762    23,207         33,686
 Interest and
  other
  income          11,599       121     1,219    12,939            597
 Interest:
   Expense
    incurred,
    net             (997)   (3,405)  (20,081)  (24,483)       (37,443)
   Amorti-
   zation of
    deferred
    financing
    costs              -       (47)     (110)     (157)          (617)
             ------------ --------- --------- --------- --------------
 Net income
  (loss)          $8,006      $710    $2,790   $11,506        $(3,777)
             ============ ========= ========= ========= ==============


Debt -
 Secured (2):
   EQR
    Ownership
    (3)         $159,154   $61,000  $287,022  $507,176       $121,200
   Minority
    Ownership          -         -    13,321    13,321        363,600
             ------------ --------- --------- --------- --------------
Total (at
 100%)          $159,154   $61,000  $300,343  $520,497       $484,800
             ============ ========= ========= ========= ==============


(1) Project and unit counts exclude all uncompleted development projects until those projects are completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's economic ownership interest.



      Consolidated Development Projects as of December 31, 2006
      (Amounts in thousands except for project and unit amounts)


                                                     Total
                                                      Book
                                                      Value
                                            Total      Not
                                  Total      Book    Placed
                        No. of   Capital    Value To   in     Total
  Projects    Location   Units   Cost (1)     Date   Service    Debt
----------------------------------------------------------------------

Projects
 Under
 Development
 - Wholly
 Owned:
------------
Bella Vista  Woodland
 III          Hills, CA   264     $73,336   $59,682  $59,682       $-
Highland     Westwood,
 Glen II      MA          102      21,620     7,069    7,069    1,384
Emerson/CRP
 II          Boston, MA   310     167,953    42,597   42,597        -
Redmond
 Ridge       Redmond, WA  321      55,457    13,648   13,648        -
77 Hudson    Jersey
              City, NJ    481     242,129    43,821   43,821        -
                        ----------------------------------------------

Projects
 Under
 Development
 - Wholly
 Owned                  1,478     560,495   166,817  166,817    1,384

Projects
 Under
 Development
 - Partially
 Owned:
------------
Mozaic
 (a.k.a.     Los
 Union        Angeles,
 Station)     CA          272      69,661    64,852   42,757   39,787
Vintage      Ontario, CA  300      53,810    45,143   45,143   40,775
Silver       Silver
 Spring       Spring, MD  457     147,454    40,684   40,684        -
303 Third    Cambridge,
 Street       MA          531     248,307    55,878   55,878        -
City Lofts   Chicago, IL  278      71,109    13,848   13,848        -
Alta Pacific
 (2)         Irvine, CA   132      46,416    21,790   21,790   28,260
                        ----------------------------------------------

Projects
 Under
 Development
 - Partially
 Owned                  1,970     636,757   242,195  220,100  108,822

                        ----------------------------------------------
Projects
 Under
 Development            3,448   1,197,252   409,012  386,917  110,206
                        ----------------------------------------------

Land Held
 for
 Development              N/A           -   254,227  254,227   50,332
                        ----------------------------------------------

Land/Projects
 Held for
 and/or Under
 Development            3,448   1,197,252   663,239  641,144  160,538
                        ----------------------------------------------

Completed
 Not
 Stabilized:
------------
2400 M St    Washington,
 (3)          D.C.        359     111,947   107,888        -   75,936

                        ----------------------------------------------
Projects
 Completed
 Not
 Stabilized               359     111,947   107,888        -   75,936
                        ----------------------------------------------

Completed
 and
 Stabilized
 During the
 Quarter:
------------

                        ----------------------------------------------
Projects
 Completed
 and
 Stabilized
 During the
 Quarter                    -           -         -        -        -
                        ----------------------------------------------


Total
 Projects               3,807  $1,309,199  $771,127 $641,144 $236,474
                        ==============================================


NOI CONTRIBUTION FROM
 DEVELOPMENT PROJECTS
Projects Under
 Development
Completed Not Stabilized
Completed and Stabilized
 During the Quarter
    Total
     Development/Newly
     Stabilized NOI
     Contribution



                                      Percentage Percentage Percentage
        Projects            Location   Completed    Leased   Occupied
----------------------------------------------------------------------

Projects Under
 Development - Wholly
 Owned:
-------------------------
Bella Vista III           Woodland
                           Hills, CA          81%         3%        -
Highland Glen II          Westwood, MA        43%         -         -
Emerson/CRP II            Boston, MA          33%         -         -
Redmond Ridge             Redmond, WA         12%         -         -
77 Hudson                 Jersey City,
                           NJ                  9%         -         -

Projects Under
 Development - Wholly
 Owned

Projects Under
 Development - Partially
 Owned:
-------------------------
Mozaic (a.k.a. Union      Los Angeles,
 Station)                  CA                 98%        18%       11%
Vintage                   Ontario, CA         80%        22%       14%
Silver Spring             Silver
                           Spring, MD         14%         -         -
303 Third Street          Cambridge,
                           MA                  7%         -         -
City Lofts                Chicago, IL          6%         -         -
Alta Pacific (2)          Irvine, CA          22%         -         -

Projects Under
 Development - Partially
 Owned

Projects Under
 Development

Land Held for Development

Land/Projects Held for
 and/or Under Development

Completed Not Stabilized:
-------------------------
2400 M St (3)             Washington,
                           D.C.              100%        65%       58%

Projects Completed Not
 Stabilized

Completed and Stabilized
 During the Quarter:
-------------------------

Projects Completed and
 Stabilized During the
 Quarter


Total Projects


                                        Total
NOI CONTRIBUTION FROM DEVELOPMENT       Capital    Q4 2006
 PROJECTS                              Cost (1)      NOI
                                      ----------------------
Projects Under Development            $1,197,252      $(456)
Completed Not Stabilized                 111,947        924
Completed and Stabilized During the
 Quarter                                       -          -
                                      ----------------------
    Total Development/Newly Stabilized
     NOI Contribution                 $1,309,199       $468
                                      ======================



                                              Estimated    Estimated
                                              Completion Stabilization
            Projects               Location      Date        Date
----------------------------------------------------------------------

Projects Under Development -
 Wholly Owned:
---------------------------------
Bella Vista III                   Woodland
                                   Hills, CA     2Q 2007       4Q 2007
Highland Glen II                  Westwood,
                                   MA            2Q 2007       1Q 2008
Emerson/CRP II                    Boston, MA     2Q 2008       1Q 2009
Redmond Ridge                     Redmond, WA    2Q 2008       3Q 2010
77 Hudson                         Jersey
                                   City, NJ      2Q 2009       4Q 2010

Projects Under Development -
 Wholly Owned

Projects Under Development -
 Partially Owned:
---------------------------------
Mozaic (a.k.a. Union Station)     Los
                                   Angeles,
                                   CA            1Q 2007       1Q 2008
Vintage                           Ontario, CA    3Q 2007       1Q 2008
Silver Spring                     Silver
                                   Spring, MD    4Q 2008       3Q 2010
303 Third Street                  Cambridge,
                                   MA            3Q 2008       1Q 2010
City Lofts                        Chicago, IL    3Q 2008       2Q 2009
Alta Pacific (2)                  Irvine, CA     4Q 2007       3Q 2008

Projects Under Development -
 Partially Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or
 Under Development

Completed Not Stabilized:
---------------------------------
2400 M St (3)                     Washington,
                                   D.C.        Completed       3Q 2007

Projects Completed Not Stabilized

Completed and Stabilized During
 the Quarter:
---------------------------------

Projects Completed and Stabilized
 During the Quarter


Total Projects


NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development
Completed Not Stabilized
Completed and Stabilized During the Quarter
    Total Development/Newly Stabilized NOI
     Contribution


(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $18.8 million unfunded and classified as deposits - restricted in the consolidated balance sheets at 12/31/06.

(3) EQR acquired its partner's interest on 4/28/2006 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7MM.



 Consolidated Condominium Conversion Projects as of December 31, 2006
      (Amounts in thousands except for project and unit amounts)


                                                   Units
                                       ------------------------------
                                                     Available for
                                                           Sale
                                                    -----------------
                      Project
                       Start Estimated
                       Date    Close          Units  Sold Not
Projects   Location     (1)   Out Date Total  Closed  Closed  Available
-----------------------------------------------------------------------

For Sale
----------
Fairway    Pembroke
 Greens     Pines, FL Q1 2005 Q1 2007    152    150       -        2
Timber     Woodin-
 Ridge      ville, WA Q1 2005 Q1 2007    203    199       -        4
Milano     Scottsdale,
 Terrace    AZ        Q2 2005 Q3 2007    224    153      13       58
Braewood   Bothell,
            WA        Q2 2005 Q1 2007     84     82       -        2
South Palm Tamarac,
 Place      FL        Q2 2005 Q3 2007    208    109       8       91
Chante-
 cleer     Naperville,
  Lakes     IL        Q4 2005 Q4 2007    304    206       5       93
Fifth
 Avenue    Seattle,
 North (2) WA         Q2 2005 Q1 2007     62     56       2        4
Parkside   Seattle,
           WA         Q4 2005 Q2 2007     44     36       -        8
Park
 Blooming- Blooming-
 dale       dale, IL  Q2 2006 Q1 2008    250     78      12      160
Pacific    Playa Del
 Cove       Ray, CA   Q3 2006 Q4 2007     80      -       -       80
Belle Arts Bellevue,
            WA        Q4 2006 Q1 2008    128      -       -      128
                                       ------------------------------

                                       1,739  1,069      40      630

Closed Out
----------
Tuscany    Scottsdale,
 Villas     AZ        Q4 2004 Q1 2006    180    180       -        -
Venetian I Phoenix,
 & II      AZ         Q1 2004 Q1 2006    264    264       -        -
Four Lakes Lisle, IL  Q4 2001 Q2 2006    942    942       -        -
Atlas (3)  Washington,
            DC        Q4 2004 Q2 2006    141    141       -        -
Grand      Plantation,
 Marquis    FL        Q4 2004 Q2 2006    198    198       -        -
Magnuson   Seattle,
 Pointe     WA        Q1 2005 Q3 2006    105    105       -        -
Projects closed out
 prior to 2006                         1,914  1,914       -        -
                                       ------------------------------

                                       3,744  3,744       -        -

Other miscellaneous
 adjustments                               -      -       -        -

Totals                             17  5,483  4,813      40      630
                                       ==============================



                                              2006 YTD Activity
                                        -----------------------------

                       Project                                FFO
                        Start  Estimated                   Incremental
                        Date     Close     Units   Sales     Gain on
Projects     Location    (1)    Out Date  Closed   Price      Sale
---------------------------------------------------------------------

For Sale
------------
Fairway      Pembroke
 Greens       Pines, FL Q1 2005 Q1 2007      47   $9,517      $2,428
Timber Ridge Woodin-
              ville, WA Q1 2005 Q1 2007     171   32,290       9,312
Milano       Scottsdale,
 Terrace      AZ        Q2 2005 Q3 2007     143   33,246       8,789
Braewood     Bothell,
              WA        Q2 2005 Q1 2007      82   18,233       4,990
South Palm   Tamarac,
 Place        FL        Q2 2005 Q3 2007     109   20,757       3,102
Chante-      Naperville,
 cleer Lakes  IL        Q4 2005 Q4 2007     206   32,107       5,510
Fifth Avenue Seattle,
 North (2)   WA         Q2 2005 Q1 2007      56   16,082       3,210
Parkside     Seattle,
             WA         Q4 2005 Q2 2007      36    9,631       1,241
Park
 Blooming-   Blooming-
 dale         dale, IL  Q2 2006 Q1 2008      78   11,485       1,793
Pacific Cove Playa Del
              Ray, CA   Q3 2006 Q4 2007       -        -           -
Belle Arts   Bellevue,
              WA        Q4 2006 Q1 2008       -        -           -
                                        -----------------------------

                                            928  183,348      40,375

Closed Out
------------
Tuscany      Scottsdale,
 Villas       AZ        Q4 2004 Q1 2006       2      331         (85)
Venetian I & Phoenix,
 II          AZ         Q1 2004 Q1 2006       1      204        (190)
Four Lakes   Lisle, IL  Q4 2001 Q2 2006      46    7,688         815
Atlas (3)    Washington,
              DC        Q4 2004 Q2 2006       6    3,006         401
Grand        Plantation,
 Marquis      FL        Q4 2004 Q2 2006      16    2,998         549
Magnuson     Seattle,
 Pointe       WA        Q1 2005 Q3 2006      70   18,397       5,892
Projects closed out
 prior to 2006                                -        -       1,204
                                        -----------------------------

                                            141   32,624       8,586

Other miscellaneous
 adjustments                                  -        -           -

Totals                               17   1,069 $215,972     $48,961
                                        =============================


Gross incremental gain
 on sales of condominium
 units                                                       $48,961
Provision for income
 taxes                                                        (3,161)
                                                         ------------
Net incremental gain on
 sales of condominium
 units                                                        45,800
Property management and
 general and
 administrative expenses                                      (5,902)
Discontinued operating
 income (loss)                                                (5,018)
Operating income (loss)
 of halted conversions                                           731
                                                         ------------

Net Income - Condominium
 Division (4)                                                $35,611
                                                         ============



                                                    4Q 2006
                                          ----------------------------

                         Project                               FFO
                          Start  Estimated                  Incremental
                          Date     Close     Units   Sales    Gain on
Projects       Location    (1)    Out Date  Closed   Price     Sale
----------------------------------------------------------------------

For Sale
--------------
Fairway Greens Pembroke
                Pines, FL Q1 2005 Q1 2007       2    $432        $105
Timber Ridge   Woodin-
                ville, WA Q1 2005 Q1 2007      24   4,905       1,538
Milano Terrace Scottsdale,
                AZ        Q2 2005 Q3 2007      28   6,118         908
Braewood       Bothell,
                WA        Q2 2005 Q1 2007      12   2,952         536
South Palm     Tamarac,
 Place          FL        Q2 2005 Q3 2007      28   5,848         736
Chante-        Naperville,
 cleer Lakes    IL        Q4 2005 Q4 2007      54   8,778       1,628
Fifth Avenue   Seattle,
 North (2)     WA         Q2 2005 Q1 2007       6   2,112           9
Parkside       Seattle,
               WA         Q4 2005 Q2 2007       8   2,681         (87)
Park Blooming- Blooming-
 dale           dale, IL  Q2 2006 Q1 2008      78  11,485       1,793
Pacific Cove   Playa Del
                Ray, CA   Q3 2006 Q4 2007       -       -           -
Belle Arts     Bellevue,
                WA        Q4 2006 Q1 2008       -       -           -
                                          ----------------------------

                                              240  45,311       7,166

Closed Out
--------------
Tuscany Villas Scottsdale,
                AZ        Q4 2004 Q1 2006       -       -        (184)
Venetian I &   Phoenix,
 II            AZ         Q1 2004 Q1 2006       -       -         (24)
Four Lakes     Lisle, IL  Q4 2001 Q2 2006       -       -         (74)
Atlas (3)      Washington,
                DC        Q4 2004 Q2 2006       -       -         (15)
Grand Marquis  Plantation,
                FL        Q4 2004 Q2 2006       -       -          32
Magnuson       Seattle,
 Pointe         WA        Q1 2005 Q3 2006       -       -        (348)
Projects closed out prior
 to 2006                                        -       -          (9)
                                          ----------------------------

                                                -       -        (622)

Other miscellaneous
 adjustments                                    -       -        (180)

Totals                                 17     240 $45,311      $6,364
                                          ============================


Gross incremental gain on
 sales of condominium
 units                                                         $6,364
Provision for income taxes                                      8,005
                                                          ------------
Net incremental gain on
 sales of condominium
 units                                                         14,369
Property management and
 general and
 administrative expenses                                       (1,458)
Discontinued operating
 income (loss)                                                 (1,564)
Operating income (loss) of
 halted conversions                                            (2,198)
                                                          ------------

Net Income - Condominium
 Division (4)                                                  $9,149
                                                          ============


(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Includes the sale of 3,744 square feet of retail space, which amounted to a gain of $89,100 on proceeds of $956,500.

(3) Partially owned project; incremental gain on sale represents portion attributable to the Company.

(4) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation. Also excludes depreciation expense on halted conversions (active conversions are not depreciated).



   Maintenance Expenses and Capitalized Improvements to Real Estate
                 For the Year Ended December 31, 2006
     (Amounts in thousands except for unit and per unit amounts)

                     -------------------------------------------------
                                   Maintenance Expenses
                     -------------------------------------------------

             Total             Avg.            Avg.             Avg.
             Units    Expense  Per    Payroll  Per              Per
              (1)       (2)    Unit     (3)    Unit    Total    Unit
            -------- --------------- --------------- -----------------

Established
 Properties
 (6)        115,152   $80,984  $703   $70,012  $608  $150,996  $1,311

New
 Acquisition
 Properties
 (7)         29,512    22,008   805    15,335   561    37,343   1,366

Other (8)     6,651    20,916          16,804          37,720
            -------- ---------       ---------       ---------

Total       151,315  $123,908        $102,151        $226,059
            ======== =========       =========       =========



             ---------------------------------------------------------
                      Capitalized Improvements to Real Estate
             ---------------------------------------------------------

                           Avg.    Building    Avg.             Avg.
             Replacements  Per   Improvements  Per              Per
                 (4)       Unit      (5)       Unit    Total    Unit
             ------------------- ------------------- -----------------

Established
 Properties
 (6)             $46,094   $400      $81,127   $705  $127,221  $1,105

New
 Acquisition
 Properties
 (7)               9,194    336       35,854  1,311    45,048   1,647

Other (8)         30,384              52,527           82,911
             ------------        ------------        ---------

Total            $85,672            $169,508         $255,180
             ============        ============        =========



                               ------------------------
                                  Total Expenditures
                               ------------------------

                                                 Avg.
                                  Grand          Per
                                  Total          Unit
                               ------------------------

Established Properties (6)        $278,217      $2,416

New Acquisition Properties (7)      82,391       3,013

Other (8)                          120,631
                               ------------

Total                             $481,239
                               ============


(1) Total units exclude 10,846 unconsolidated units and 3,555 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2004.

(7) Wholly Owned Properties acquired during 2004, 2005 and 2006. Per unit amounts are based on a weighted average of 27,346 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $21.4 million included in building improvements spent on seventeen specific assets related to major renovations and repositioning of these assets.



                       Discontinued Operations
                        (Amounts in thousands)

                                Year Ended           Quarter Ended
                               December 31,           December 31,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           --------------------- ---------------------

REVENUES
Rental income               $173,907   $365,492     $5,847    $77,585
Fee and asset management           -        908          -        215
                           ---------- ---------- ---------- ----------
     Total revenues          173,907    366,400      5,847     77,800
                           ---------- ---------- ---------- ----------

EXPENSES (1)
Property and maintenance      65,871    120,104      4,369     26,846
Real estate taxes and
 insurance                    20,028     46,069       (313)     9,722
Property management            8,695     10,409        (23)     2,574
Depreciation                  29,898     89,364        914     18,533
General and administrative       579      1,142        (80)       218
Impairment                       351          -          -          -
                           ---------- ---------- ---------- ----------
     Total expenses          125,422    267,088      4,867     57,893
                           ---------- ---------- ---------- ----------

Discontinued operating
 income                       48,485     99,312        980     19,907

Interest and other income      1,507      1,411        (10)       554
Interest (2):
     Expense incurred, net   (24,918)   (31,527)   (10,071)    (5,687)
     Amortization of
      deferred financing
      costs                     (832)      (663)      (155)       (17)
                           ---------- ---------- ---------- ----------

Discontinued operations       24,242     68,533     (9,256)    14,757
Minority Interests -
 Operating Partnership        (1,593)    (4,626)       606       (989)
                           ---------- ---------- ---------- ----------
Discontinued operations,
 net of minority interests    22,649     63,907     (8,650)    13,768
                           ---------- ---------- ---------- ----------

Net gain on sales of
 discontinued operations   1,016,443    697,655    494,115    194,602
Minority Interests -
 Operating Partnership       (66,780)   (47,092)   (32,365)   (13,038)
                           ---------- ---------- ---------- ----------
Gain on sales of
 discontinued operations,
 net of minority interests   949,663    650,563    461,750    181,564
                           ---------- ---------- ---------- ----------

Discontinued operations,
 net of minority interests  $972,312   $714,470   $453,100   $195,332
                           ========== ========== ========== ==========


Note: Discontinued operations includes the Lexford Housing Division.

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.



As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.

              2007 Earnings Guidance (per share diluted)
----------------------------------------------------------------------

                                         Q1 2007           2007
                                     ---------------- ----------------

    Expected EPS (1)                  $0.69 to $0.73   $3.01 to $3.11
    Add: Expected depreciation
     expense                               0.47             1.96
    Less: Expected net gain on sales
     (1)                                  (0.68)           (2.72)
                                     ---------------- ----------------

    Expected FFO (2)                  $0.48 to $0.52   $2.25 to $2.35
                                     ================ ================


                 Same-Store Assumptions
    -------------------------------------------------

                                          2007
                                     ----------------

    Physical occupancy                    95.0%

    Revenue change                    5.00% to 6.00%

    Expense change                    3.50% to 4.50%

    NOI change                        5.50% to 7.50%

    Acquisitions                       $2.0 billion

    Dispositions                       $2.0 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901